Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. ss. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of First Trinity Financial Corporation, an Oklahoma corporation (the "Company"), hereby certifies that:

To my knowledge, this Amendment No. 1 on Form 10-K/A of the Company for the year ended December 31, 2018 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 12, 2019	By: /s/ Gregg E. Zahn
Gregg E. Zahn, President and Chief Executive Officer